SUB-ITEM 77Q1(a)

Appendix A, dated February 15, 2011, to the Master Amended and Restated By-Laws for MFS Series Trust XIV, dated January 1, 2002 as revised through August 22, 20 07, is contained in Post-Effective Amendment No.45 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Sec urities and Exchange Commission via EDGAR on March 10, 2011, under Rule 485 unde r the Securities Act of 1933. Such document is incorporated herein by reference.